Exhibit 15.1
[Letterhead of PricewaterhouseCoopers LLP]
December 1, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated September 26, 2005 on our review of interim financial information of The Goldman Sachs Group, Inc. (the “Company”) as of and for the three and nine month periods ended August 26, 2005, and for the three and nine month periods ended August 27, 2004, included in the Company’s quarterly report on Form 10-Q for the quarter ended August 26, 2005, our report dated June 21, 2005 on our review of interim financial information of the Company as of and for the three and six month periods ended May 27, 2005, and for the three and six month periods ended May 28, 2004, included in the Company’s quarterly report on Form 10-Q for the quarter ended May 27, 2005, and our report dated March 22, 2005 on our review of interim financial information of the Company as of and for the three month period ended February 25, 2005, and the three month period ended February 27, 2004, and included in the Company’s quarterly report on Form 10-Q for the quarter ended February 25, 2005, are incorporated by reference in the Company’s Registration Statement dated December 1, 2005.
Very truly yours,
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP